
SELECTED PROPORTIONATE                           U S WEST MEDIA GROUP
FINANCIAL DATA
(UNAUDITED)
                                        Quarter Ended
                                          March 31,        %    % Chg
In millions                            1998      1997    Change  Norm
------------------------------       --------- ---------------- -----
Proportionate Revenues
  Cable & broadband
    Domestic                        $   1,361 $   1,215    12.0
    International                          72       108   (33.3)
  International wireless                  246       144    70.8
  Corporate                                 5         5    -
  Other                                    11        29   (62.1)
                                    --------------------
      Operations post-split (1)         1,695     1,501    12.9  18.6

  Domestic wireless                       335       309     8.4
  Domestic directories (Dex)              307       287     7.0
                                    --------------------
      Other businesses                    642       596     7.7
                                    --------------------
      Total                         $   2,337 $   2,097    11.4
                                    ====================
Proportionate Operating Cash Flow (2)
  Cable & broadband
    Domestic                        $     428 $     390     9.7
    International                           3         9   (66.7)
  International wireless                   14       (10)   -
  Corporate                               (11)       (3)   -
  Other                                    (3)       (9)  (66.7)
                                    --------------------
      Operations post-split (1)           431       377    14.3  16.5

  Domestic wireless                       108       101     6.9
  Domestic directories (Dex)              154       142     8.5
                                    --------------------
      Other businesses                    262       243     7.8
                                    --------------------
      Total                         $     693 $     620    11.8

                                    ====================

Notes

(1) Normalized percent change excludes the one time effects of acquisitions and dispositions.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
